Exhibit 99.2
FINAL TRANSCRIPT MRVC — Preliminary 2008 MRV Communications Earnings Conference Call Event Date/Time: Oct. 30. 2008 / 4:30PM ET

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FINAL TRANSCRIPT
Oct. 30. 2008 / 4:30PM, MRVC - Preliminary 2008 MRV Communications Earnings Conference Call
CORPORATE PARTICIPANTS
Anne-Marie Frisch
MRV Communications — IR
Noam Lotan
MRV Communications — President, CEO, Director
Guy Avidan
MRV Communications — CFO
CONFERENCE CALL PARTICIPANTS
John Harmon
Needham & Company — Analyst
PRESENTATION
Operator
Welcome to the MRV Communications third-quarter 2008 selected preliminary results conference call. During today’s presentation all parties will be in a listen-only mode. Following the presentation the conference will be open for questions. (OPERATOR INSTRUCTIONS). This conference is being recorded today, Thursday, October 30, 2008. I would now like to turn the conference over to Anne-Marie Frisch from the investor relations department. Please go ahead.

Anne-Marie Frisch — MRV Communications — IR
Good afternoon, everyone, and thank you for joining us today to discuss MRV’s third-quarter 2008 selected preliminary financial results. I am joined today by Noam Lotan, President and CEO, who will provide you with an overview of our third quarter results. Also joined today’s call is Guy Avidan, CFO; and Chris King, VP of Finance, who will be available for the Q&A session.
Earlier this afternoon the Company issued a press release reporting selected preliminary financial results for its third quarter and nine months ended September 30, 2008. This call is being recorded. A replay of this call can be accessed by phone and will be available approximately two hours after conclusion of this call and will be available for one week. You may access this replay by dialing 303-590-3000 and entering pass code 111203088. This call is also being webcast live, and a Web replay will also be available.
Additionally, there is a presentation on the investors section of the MRV web site that corresponds with today’s call. The press release, Web replay and presentation are available on the investor relations section of MRV’s website at ir.mrv.com. While you are there, you may view our new corporate web site at www.MRV.com.
We would like to remind you that during the course of today’s call MRV’s management may make forward-looking statements about financial and business guidance, product introductions, customer development and the plans and objectives of management for future operations and the Company’s future economic performance. These statements, which can be identified when they are in the context of words such as may, will, expect, intends, plans, believes, targets, estimates, forecast and variations of these words or use of these words of similar import reflect management’s current judgment on those issues.
Because these statements deal with future events, they are subject to risk and uncertainties that could cause the actual results to differ materially. In addition to the factors that may be discussed during this call and those contained in the press release issued earlier today, important factors that could cause actual results to differ materially are contained in the Company’s Form 10-Qs and 10-Ks which are on file with the SEC and are available on our web site. By discussing the current perception of our markets and making these forward-looking statements, we are not undertaking an obligation to provide updates in the future.

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FINAL TRANSCRIPT
Oct. 30. 2008 / 4:30PM, MRVC - Preliminary 2008 MRV Communications Earnings Conference Call
Any future product feature or related specification that may be referenced in today’s call are for information purposes only and are not commitments to deliver any technology or enhancements. MRV reserves the right to modify future product plans at any time.
Additional risks not known to us may also impair our business or results of operations, and may prevent us from realizing our current expectations.
Additionally, as previously announced on June 5, 2008, MRV’s Board of Directors has appointed a special committee of independent directors to conduct an internal review relating to the Company’s historical stock option grant practices and related accounting and MRV’s accounting for earn-outs and profit-sharing in two European subsidiaries. The review is prompted by the determination of management that accounting measurement dates for certain stock option grants differ from the measurement dates previously used for such awards.
As a result, MRV expects to restate its financial statements to record the effects of additional compensation expenses. Therefore, the financial statements and related reports of its independent public accountants, earnings press releases and similar communications previously issued by MRV should not be relied upon as a consequence for the pending restatement of its historical financial statements. For further information, please see our current report on Form 8-K filed with the SEC on June 6, 2008.
In addition, as a review of the special committee is ongoing and not yet complete, and because of the current expectation that MRV may be restating its historical financial statements, we have not included financial statements in our Q3 release. As we previously stated, MRV will refrain from commenting further on this subject matter of the review, its progress or any litigation relating to matters that are or maybe the subject of a review, until it has been concluded.
Since the adjustments to MRV’s historical financial statements have yet to be determined, it is important to understand that current financial results and comparative information from 2007 and 2008 have been included in the press release and in my prepared remarks only to provide a context in which to assess our performance for the current period. Any related disclosure regarding trends and guidance must be considered preliminary and subject to change, and such changes, if made, could be material.
I would now like to turn the call over to Noam Lotan, MRV’s President and CEO.

Noam Lotan — MRV Communications — President, CEO, Director
Thank you, Anne-Marie. Good afternoon and thank you, everyone, for joining us today on our third quarter call. Before I begin the review of our third quarter preliminary results, I would first like to address a few questions that I know several of you have had throughout the quarter that we have not been able to answer. This includes an update on the Board’s special committee review into our historical stock option granting practices, our listing status with NASDAQ and, finally, the Source Photonics IPO.
I know that our shareholders are anxious to receive more information on the performance of our business and the status of the investigation. Believe me, we are eager to share the results with you, and I regret the limitations on what they can say at this point in time. We were hoping to provide you with an update on the special committee’s review today but were not able to do so and hope to issue a press release with an update in the near future.
With respect to NASDAQ, we are using the avenues provided to us by the NASDAQ rules to appeal the notice of deficiency. We have had a hearing with NASDAQ, and the special committee is following up this week with additional information that the NASDAQ panel requested. We believe our submission to the panel provides a strong basis for granting temporary relief from the NASDAQ continued listing standards to permit our shares to remain listed while we complete the work to regain compliance. However, the panel has yet to render its decision.

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FINAL TRANSCRIPT
Oct. 30. 2008 / 4:30PM, MRVC - Preliminary 2008 MRV Communications Earnings Conference Call
With respect to Source Photonics, our basic goal remains unchanged, and the timing of the contemplated IPO is unclear. The deferred payment obligation will be either settled through the IPO or through the other means, such as cash or issuance of shares or a combination thereof. These payments may be reduced by up to $18 million as it provides for in the merger agreement. The purchase agreement of Fiberxon is public information and can be found as an exhibit on Form 10-Q filed on March 31st, 2007, and the subsequent amendment filed on form 8-K on July 2, 2007.
Now moving to the review of our third quarter results, in today’s call we will begin with our top-line growth, then we will briefly review the performance of each business segment and highlight a few of our new products. Finally, we’ll discuss our strategy to navigate and emerge as a strong leader through this recessionary period and the guidance and the outlook for the fourth quarter.
Beginning with our top-line growth, although I am dissatisfied that we did not achieve our original revenue expectations for the quarter, I am pleased by our continued growth, especially in our Network Equipment segment. Consolidated revenue for the third quarter was $131 million, an increase of 13% over the third quarter of last year. For the first nine months of the year revenue increased 30% ahead of the first nine months of ‘07. For the past 11 quarters, we have delivered double-digit year-over-year revenue growth, surpassing the market growth. Certainly, our goal is to try to continue this trend, but obviously MRV does not operate in a vacuum. We’re confident that we can navigate through this recession by maintaining gross margins and controlling expenses.
In general, our products are viewed by our customers as providing a compelling value, making them even more attractive in tough times. We believe we can continue to gain market share, and the long-term prospects for our principal markets remain attractive.
On a geographical basis, growth was driven by the Americas, which increased 29% over the same quarter last year. Growth was across the board with no particular customer concentration.
Network Equipment — the Network Equipment segment posted another strong quarter with $31 million in revenue. This is a 30% increase over Q3 of last year and a 29% growth for the first nine months of the year. I am pleased that our Network Equipment segment has grown above the carrier Ethernet market and faster than our major competitors. Clearly, we continued to gain market share in Network Equipment, especially North America.
Our growth is driven by the strength of our product, and the overall demand for small deployment of metro Ethernet in both domestic and international markets. We are still on track with our goal to increase revenue while leveraging our existing operating structure and maintaining cost and headcount for this division. Even with 30% revenue growth, our headcount at the end of Q3 was 500 employees in this segment compared with 508 in the same quarter of the previous year.
As we have previously noted, historically, our Network Equipment business has always been our highest gross margin segment, and therefore growth in this business unit has the potential to make a significant impact on the bottom line.
Network Integration — our Network Integration business grew 5% year over year and 11% for the first nine months of 2008. Revenue in the division was lower than expected, primarily due to currency exchange rates.
Optical Components — Optical Components revenues grew to $49 million in the quarter, reflecting a year-over-year growth of 11%. For the nine months year-to-date period, Optical Components grew 66% to $155 million, partially reflecting the acquisition of Fiberxon on July 1, 2007. In the quarter we had strong customer demand for Optical Components but had delayed shipment, resulting in lower-than-expected revenue due to the time it took to bring our new manufacturing facility online. Approximately $8 million of our total revenue shortfall was associated with these delayed shipments.
There were several unanticipated challenges we faced in consolidating our three China-based facilities into a brand new facility in Chengdu. The majority of the consolidation has been completed. We are now busy training new employees, qualifying new

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FINAL TRANSCRIPT
Oct. 30. 2008 / 4:30PM, MRVC - Preliminary 2008 MRV Communications Earnings Conference Call
production lines and transferring manufacturing of subassemblies from Shenzhen, which is a relatively high-cost manufacturing area, into Chengdu. We have made a lot of progress in addressing these issues and are well on our way and continue to increase capacity and meet demand.
Bringing our new facility online will allow us to reduce our dependency on contract manufacturers and ultimately increase optical component growth margins. This new facility will provide a 4X increase in manufacturing space, and we’re excited about the investment we have made and the operational leverage and efficiency it will provide in the future. Maintaining one facility as opposed to three in different regions will be easier and cheaper and more efficient to maintain and manage.
We continue to work to further improve operating efficiencies to turn them into bottom-line results and add value to our shareholders. Our goal has been and remains achieving consistent profitable revenue growth to drive sustained shareholder value. We ended the quarter with $70 million in combined cash, cash equivalents, timed deposits and short-term and long-term marketable securities, a decrease of $6 million from the prior quarter. During the quarter we spent approximately $2.5 million in attorney, accounting and consulting fees for the special committee review of our historical stock option granting practices.
Now I would like to discuss some product milestones for the quarter. In August, we launched an optical media converter for carrier Ethernet service demarcation applications that delivers managed optical Ethernet demarcation for bookend pair applications between the central office and customer networks. This module delivers the next generation in MRV’s overall strategy to add more intelligence and remote management to media converters in order to ease the management and reduce OpEx in dense carriers, MSO and enterprise applications.
During the quarter we announced a new serial-attached SCSI, SAS, and serial ATA, which is also called SATA, which stands for serial advanced technology attachment, storage interface modules for our media crossconnect physical layer switch. Storage networking vendors are facing a significant technology evolution that puts pressure on their ability to increase efficiency and throughput in order to meet product shipment goals. With the addition of these new pluggable SFPs, MRV continues its market leadership position by offering a complete set of interface solutions for storage industries test lab environment.
Also about storage, in the third quarter MRV partnered with the Storage Network Industry Association as official infrastructure sponsor at the Storage Developer Conference. The Storage Developers Conference has become the leading venue for developers in the storage industry to gather for advanced technical sessions. As the official infrastructure sponsor, MRV has an opportunity to show off the versatile architecture of our switches, power management systems and new SAS/SATA interface for the media crossconnect.
I’m happy to say that we continue to make progress also with our marketing efforts aimed at increasing our presence and image among our customers. Earlier this week we launched our new MRV web site that makes it easier for our customers to navigate and has a better look and feel.
I am pleased with the effort, work and results that our marketing team has put into advancing MRV’s window to the world, and I would encourage you to take a look.
Going forward, we have a clear strategy and strong legacy of innovation that we have been building upon and believe we will be successful in reaching our long-term goals by continuing to gain market share through this recession. As we have mentioned in previous calls, we spent the last couple of years developing a mature and experienced sales force and support organization. As you may recall, this was one of our primary objectives in 2007, and we believe the investment will help us stay close to our customers, anticipate their needs and help them succeed through this rough economic period.
We believe our network equipment products provide exactly what our customers are looking for in these tough times. Our customers are challenged with meeting increased demand for capacity and bandwidth at lower price points. MRV solutions can help carriers achieve this and reduce their operating costs by providing innovative solutions that add value at no hidden cost. For example, our Wireless Backhaul solutions allow carriers to substitute multiple T1 lines with carrier Ethernet access

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FINAL TRANSCRIPT
Oct. 30. 2008 / 4:30PM, MRVC - Preliminary 2008 MRV Communications Earnings Conference Call
solutions as wireless traffic grows. Similarly, in wireline applications, MRV has the best set of metro E solutions. Our superior product solutions help carriers perform traffic management and full diagnostic and recovery from central offices and network operating centers while avoiding costly [trunk] hauls.
MRV is an established player in this market and provides a rich suite of product solutions at our competitive price and well supported worldwide.
With respect to Network Integration, we see strong upside during an economic slowdown. In tough times, carriers and enterprise customers may cut back on new CapEx but need to get more from their existing infrastructure, and this is what our network integration business does, and does well. We stay close to our customers in good and bad times and help them reach their infrastructure goals and needs.
That being said, since all of this business is in Europe, we will see pressure on our consolidated revenue due to the weakening of the euro, but the integration business is fundamentally strong.
Source Photonics is actively pursuing a strategy of becoming the most integrated and the lowest-cost producer of high-end optical components. We are building a sophisticated, large central manufacturing facility in one of the most attractive, high-end manufacturing areas in China. We have added about 300 people to the 1000 people we already have in China and are forming a world-class manufacturing center there. The new facility allows us to reduce cost by bringing key subassemblies in-house. Combined with R&D operations in California and our large automated fab in Taiwan, we aim to be the most competitive Tier 1 supplier of optical components.
Moving on to our outlook for the fourth quarter of fiscal ‘08, as we stated before, our three reporting segments — Equipment, Integration and Optical Components — provide us a level of stability resulting from both product and geographic diversification which helps reduce the Company’s exposure to the ups and downs of the global economy and helps provide growth opportunities.
That being said, we are not immune to the macroeconomic environment and, although we continue to see strong customer demand and continued revenue growth, we’re cautiously optimistic given the current macroeconomic environment and anticipate a reduced growth rate over the next few quarters compared with the third quarter.
We’re guiding revenues to be in the $130 million to $144 million range. This compares with $141 million in the fourth quarter of 2007. The broader guidance reflects the increased volatility in foreign exchange rates so far this quarter and the increased uncertainty of the macroeconomic environment and the impact it may have on our consolidated results.
While we are delighted with our growth, consistent execution and profitability remain top priorities for MRV. Going forward, we will work hard on further expanding revenue in our higher-growth margin segments while keeping operating expenses in check and improving our execution. This will be the key to our success. As stated before, this balanced approach will allow us to leverage our position in the market into bottom-line results.
With that said, let me now turn the call over to operator for Q&A. Operator?

QUESTIONS AND ANSWERS
Operator
(OPERATOR INSTRUCTIONS). John Harmon, Needham & Company.

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FINAL TRANSCRIPT
Oct. 30. 2008 / 4:30PM, MRVC - Preliminary 2008 MRV Communications Earnings Conference Call
John Harmon — Needham & Company — Analyst
I believe you said you cash decreased $6 million in the quarter, and you spent $2.5 million on professional fees. Can you talk about where the rest went?

Noam Lotan — MRV Communications — President, CEO, Director
First correction here — our cash — we ended the quarter with $73 million in cash, not $70 million. I must have swallowed the $3 million. For the rest, basically — Guy, do you want to comment on it?

Guy Avidan — MRV Communications — CFO
I think the rest was really across the board, across segments and subsidiaries. There was no other concentration like the $2.5 million.

John Harmon — Needham & Company — Analyst
Well, let me ask it this way. Was there a big capital spending to outfit your new plant, or did it go into working capital?

Noam Lotan — MRV Communications — President, CEO, Director
Both.

John Harmon — Needham & Company — Analyst
Okay, thank you. Secondly, maybe you can just qualitatively talk about your fiber-to-the-home business?

Noam Lotan — MRV Communications — President, CEO, Director
Well, it’s still very strong, although it’s still price pressure on this product line. Projections that we have from our principal customer, mainly the Tellabs, Alcatel and Motorola, shipping into Verizon and others, is that there’s still pretty much of a strong demand for the product. I give you an example where we shipped north of 200,000 triplexers during the quarter, and the projection for the next fourth quarter are at about the same rate.

John Harmon — Needham & Company — Analyst
Great, thank you. Finally, in China, have you stopped using your contract manufacturers yet, or are you still using them over the transition while you get everything set up in Chengdu?

Noam Lotan — MRV Communications — President, CEO, Director
Yes, we are still using them. and we will add substantially more headcount in order for us to take over the work and bring it in-house. So this is going to be done gradually, and it will basically, hopefully be a nonevent as far as an impact on our revenue but much stronger impact on our gross margin. So this is what we can process right now, but we are still using two of our main — of our principal contract manufacturers in China.

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FINAL TRANSCRIPT
Oct. 30. 2008 / 4:30PM, MRVC - Preliminary 2008 MRV Communications Earnings Conference Call
Operator
(OPERATOR INSTRUCTIONS). I do not show any further questions at this time. Please continue.

Noam Lotan — MRV Communications — President, CEO, Director
Well, should we wait a couple more minutes just to see if anybody wants to ask questions? I guess I’ll give you another 30 seconds.
Okay, so I suppose we are showing no further questions. So let me just thank you, operator. And I want to thank everyone else for being on the call today — a very lively call, I must say. Although we still have a lot of work ahead of us, I think we definitely made great strides during the quarter, and we anticipate the continued success on it going forward. With that, I want to thank you all and wish you a great afternoon. Thank you very much for being on our call and see you next quarter. Thank you. Bye-bye.

Operator
Ladies and gentlemen, this concludes the MRV Communications third-quarter 2008 selected preliminary results conference call. You may now disconnect. Thank you for using AT&T conferencing.

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3rd Quarter 2008 Selected Preliminary Results Teleconference October 30, 2008 Connectivity Unlimited(tm)

Forward-Looking Statements This press release contains statements, and the scheduled conference call contain statements, regarding future financial and operating results of MRV, MRV's expected revenues for the third quarter of 2008 ending on September 30, 2008, and other statements about future expectations, beliefs, goals, plans or prospects are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "believes," "envisions," "estimates," "targets," "intends," "plans," "seeks," "should," "forecasts," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and that expected conditions will remain the same or improve and involve risks, uncertainties and assumptions, the likelihood of realizing are difficult to assess and may not occur. Therefore, actual outcomes, performance and results may differ from what is expressed or forecasted in such forward-looking statements and such differences may vary materially from current expectations. In addition, there are a number of risks associated with matters relating to the ongoing review by the special committee of independent directors of MRV's historical stock option practices and the company's accounting for earnouts and profit sharing in certain subsidiaries. We cannot predict when either the internal review or expected restatement will be completed and there may be negative tax or other implications for MRV resulting from the accounting adjustments. There can be no assurance that we will maintain our Nasdaq listing. We cannot predict the outcome of the internal review, or any lawsuit or other proceeding related to the matters under review by the special committee. In addition to the lawsuits that have been filed against the Company to date, we could also be subjected to other lawsuits and could become the subject of regulatory inquiries and investigations. Dealing with matters related to the subject matter of the special committee's review and the allegations made in pending or other lawsuits could divert management's attention from our operations and expenses arising from the special committee's review, the expected restatement, related litigation and other associated activities are expected to continue to be significant. These events could adversely affect our business and the price of our common stock. All information in this release is as of July 29, 2008. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

MRV Speakers Introduction Anne-Marie Frisch Investor Relations Overview & Highlights Noam Lotan President and CEO Q&A Noam Lotan President and CEO Guy Avidan CFO

Connectivity Unlimited(tm) 2nd Quarter 2008 Selected Preliminary Results Teleconference Overview & Highlights Noam Lotan President and Chief Executive Officer

Note on Pending Internal Review As previously announced on June 5, 2008, MRV's Board of Directors has appointed a special committee of independent directors to conduct an internal review relating to the company's historical stock option grant practices and related accounting and MRV's accounting for earnouts and profit sharing in two European subsidiaries. The review of MRV's stock option grant practices was prompted by the determination of management that accounting measurement dates for certain stock option grants differ from the measurement dates previously used for such awards. As a result, the company expects to restate its financial statements to record the effects of additional non- cash compensation expenses and has therefore determined that financial statements and the related reports of MRV's independent public accountants, earnings press releases, and similar communications previously issued by MRV should not be relied upon as a consequence of the pending restatement of its historical financial statements. For further information, please see MRV's Current Report on Form 8-K filed with the Securities Exchange Commission on June 6, 2008. The review of the special committee is ongoing and the adjustments to MRV's historical financial statements have yet to be determined. Accordingly, current financial results reported in today's press release, comparative information from 2006, 2007 and 2008, which have been included herein to provide a context in which to assess MRV's performance for the current periods, and any related disclosure regarding trends and guidance, must be considered preliminary and subject to change, and such changes, if made, could be material.

MRV Key Measures

Key Measures

	Q3 '08	Q2 '08	Q1 '08	Q4 '07	Q3 '07
Cash[(1)]	**$ 72,696**	$ 78,998	$ 82,155	$ 86,373	$ 86,214
Headcount	**~3,015**	~2,665	~2,510	~2445	~ 2,365

(1) Presented in thousands. Includes cash and cash equivalents, short and long-term marketable securities and time deposits

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Key Measures Please see note on pending internal review on slide 5.

Revenue by Segment – Third Quarter

Third Quarter - Revenue by Segment

(in $000's)	Q3 '08	Q2 '08	Q3 '07	Quarter-Over-Quarter Q3 '08 vs. Q2 '08 $ Chg	Quarter-Over-Quarter Q3 '08 vs. Q2 '08 % Chg	Year-Over-Year Q3 '08 vs. Q3 '07 $ Chg	Year-Over-Year Q3 '08 vs. Q3 '07 % Chg
Network equipment	**31,462**	33,618	24,256	(2,156)	(6%)	7,206	30%
Network integration	**53,573**	61,630	51,113	(8,057)	(13%)	2,460	5%
Optical components	**49,039**	56,157	44,300	(7,118)	(13%)	4,739	11%
All others	**52**	66	51	(14)	(21%)	1	NM
Intercompany eliminations	**(3,500)**	**(3,893)**	**(4,020)**	393	(10%)	520	(13%)
MRV Consolidated	**130,626**	**147,578**	**115,700**	**(16,952)**	**(11%)**	**14,926**	**13%**

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Revenue by Segment - Third Quarter Please see note on pending internal review on slide 5.

Revenue by Segment – Nine Months YTD

Nine Months Ended September 30 - Revenue by Segment

(in $000's)	Nine Months Ended September 30, 2008	2007	2006	Year-Over-Year 2008 vs. 2007 $ Chg	% Chg	Year-Over-Year 2007 vs. 2006 $ Chg	% Chg
Network equipment	**95,729**	74,184	69,744	21,545	29%	4,440	6%
Network Integration	**164,290**	150,914	127,681	13,376	9%	23,233	18%
Optical components	**155,195**	93,723	67,221	61,472	66%	26,502	39%
All others	**149**	51	-	98	NM	51	NM
Eliminations	**(11,573)**	**(11,531)**	**(10,803)**	(42)	0%	(728)	7%
MRV Consolidated	**403,790**	**307,341**	**253,843**	**96,449**	**31%**	**53,498**	**21%**

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Revenue by Segment - Nine Months YTD Please see note on pending internal review on slide 5.

MRV Network Equipment Group

Third Quarter Revenue

35,000
26,250
17,500
8,750
-
In $000's
Q3 '06
Q3 '07
Q3 '08

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Network Equipment Group Third Quarter Revenue In $000's Please see note on pending internal review on slide 5.

MRV Network Integration Group

Third Quarter Revenue

60,000
45,000
30,000
15,000
-
In $000's
Q3 '06
Q3 '07
Q3 '08

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Network Integration Group Third Quarter Revenue In $000's Please see note on pending internal review on slide 5.

MRV Optical Components Group

Third Quarter Revenue

50,000
37,500
25,000
12,500
-
In $000's
Q3 '06
Q3 '07
Q3 '08

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Optical Components Group Third Quarter Revenue In $000's Please see note on pending internal review on slide 5.

MRV

Revenue Analysis by Geographical Region

Revenue by Geographical Region

				Quarter-Over-Quarter Q3 '08 vs. Q2 '08		Year-Over-Year Q3 '08 vs. Q3 '07	
(in $000's)	Q3 '08	Q2 '08	Q3 '07	$ Chg	% Chg	$ Chg	% Chg
Americas	**46,919**	49,260	36,328	(2,341)	(5%)	10,591	29%
Europe	**69,156**	76,598	69,111	(7,442)	(10%)	45	0%
Asia Pacific	**14,550**	21,670	10,278	(7,120)	(33%)	4,272	42%
Other regions	**1**	50	(17)	(49)	(98%)	18	(106%)
Total revenue	**130,626**	**147,578**	**115,700**	**(16,952)**	**(11%)**	**14,926**	**13%**

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Revenue Analysis by Geographical Region Please see note on pending internal review on slide 5.

Connectivity Unlimited(tm) 3rd Quarter 2008 Selected Preliminary Results Teleconference Q & A

Connectivity Unlimited™

Thank You

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Closing Thank You Connectivity Unlimited(tm) Connectivity Unlimited(tm)